Exhibit 99.B(j)(1)

250 WEST 55TH STREET NEW YORK, NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON FOERSTER LLP

BEIJING, BERLIN, BRUSSELS, DENVER,
HONG KONG, LONDON, LOS ANGELES,
NEW YORK, NORTHERN VIRGINIA,
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SAN FRANCISCO, SHANGHAI, SINGAPORE,
TOKYO, WASHINGTON, D.C.

April 15, 2016

Victory Variable Insurance Funds
4900 Tiedeman Road, 4th Floor

Brooklyn, OH 44144

Re:                             Victory Variable Insurance Funds
Post-Effective Amendment No. 31
File No. 333-62051; ICA No. 811-08979

Ladies and Gentleman:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 31 to Registration Statement No. 333-62051.

Sincerely,

/s/Morrison & Foerster LLP

Morrison & Foerster LLP